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                                                                   EXHIBIT 17(a)

                         AMERICAN CENTURY INTERNATIONAL

The undersigned hereby instructs Transamerica Life Insurance Company to vote, as designated below, all shares of the above Portfolio, that the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders to be held ______, _______, 2002 at 9:00 a.m., at 570 Carillon Parkway, St.
Petersburg, Florida 33716, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Meeting and Prospectus/Proxy Statement dated ______, 2001, receipt of which is hereby acknowledged:

                         VOTE VIA THE INTERNET:  https://vote.proxy-direct.com
                                                 -----------------------------
                         VOTE VIA THE TELEPHONE:
                         VOTE VIA FACSIMILE:

OR:

    Please mark boxes in blue or black ink.

    1. To approve an Agreement and Plan of Reorganization between the Portfolio and International Equity (the "Acquiring Portfolio"), providing for the transfer of all of the assets of the Portfolio, subject to its liabilities, in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the Portfolio's liabilities, and the pro rata distribution of those shares to Portfolio shareholders and subsequent dissolution of the Portfolio.

               FOR                       AGAINST                    ABSTAIN


In their discretion of AEGON/Transamerica Series Fund, Inc., on behalf of the Portfolio, to transact such other business as may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE PORTFOLIO'S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                    Dated:         , 2002


                                    ___________________________
                                    Signature(s)

                                    ___________________________
                                    Signature(s)

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope